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                                                                   EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated December 22, 1997, on our audit of the financial statements of S.T. Research Corporation as of September 30, 1997 and for the year ended September 30, 1997, appearing in the registration statement on Form S-4 (File No. 333-47333) of Daedalus Enterprises, Inc. filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933.

PricewaterhouseCoopers LLP
October 2, 1998